Exhibit 3.3.27

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/23/1999
991400896 – 3101255

CERTIFICATE OF INCORPORATION

OF

LTM Turkish Holdings, Inc.

Pursuant to § 102 of the General Corporation Law
of the State of Delaware

***********

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of Delaware, does hereby certify:

FIRST: The name of the Corporation is LTM Turkish Holdings, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the Corporation shall have the authority to issue is 1,000 shares of par value $.01 per share.

FIFTH: The name and mailing address of the Incorporator is as follows:

Name	Mailing Address
Christopher Ewan	c/o Fried, Frank, Harris, Shriver & Jacobson One New York Plaza – 26nd Floor New York, New York 10004

SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of September, 1999 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ CHRISTOPHER EWAN
Christopher Ewan, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 03/21/2002
020188765 – 3101255

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

LTM Turkish Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40444, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said LTM Turkish Holdings, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

LTM Turkish Holdings, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President